Exhibit 3.1

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov
	Filed in the office of	Document Number
	/s/ Ross Miller	20110375963-27
	Ross Miller	Filing Date and Time
	Secretary of State	05/20/2011 9:24 AM
	State of Nevada	Entity Number
E0140382010-9

Amendment to
Articles of Organization
(PURSUANT TO NRS 86.221)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Organization

For a Nevada Limited-Liability Company

(Pursuant to NRS 86.221)

1. Name of limited-liability company:

HERBST GAMING, LLC

2. The company is managed by:	☒ Managers	OR	☐ Members
(Check only one box)

3. The articles have been amended as follows: (provide article numbers, if available)*

ARTICLE I:	Name of Limited Liability Company

The name of the Limited Liability Company is changed to:

AFFINITY GAMING, LLC

4. Signature (must be signed by at least one manager or by a managing member):

/s/ David D. Ross
Signature

* 1)    If amending company name, it must contain the words “Limited-Liability Company,” “Limited Company,” or “Limited,” or the abbreviations “Ltd.,” “LLC.,” or “L.C.,” “LLC” or “LC.” The word “Company” may be abbreviated as “Co.”

2)    If adding managers, provide names and addresses.

FILING FEE: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 86,221 DLLC Amendment
Revised: 10-16-09